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                                                                   Exhibit 10.2


                             STOCKHOLDERS' AGREEMENT


                                      among

                       CORNING CONSUMER PRODUCTS COMPANY,

                             CCPC ACQUISITION CORP.


                                       and


                              CORNING INCORPORATED


                                   dated as of
                                  April 1, 1998


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                                TABLE OF CONTENTS

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                                                                                                               Page

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I.  INTRODUCTORY MATTERS........................................................................................  1
         1.1.         Defined Terms.............................................................................  1
         1.2.         Construction..............................................................................  3

II.  TRANSFERS..................................................................................................  3
         2.1.         Limitations on Transfer...................................................................  3
         2.2.         Right of First Refusal....................................................................  4
         2.3.         Transfers to Affiliates...................................................................  5
         2.4.         Tag-Along Rights..........................................................................  5
         2.5.         Drag-Along Rights.........................................................................  6

III.  REGISTRATION RIGHTS.......................................................................................  7
         3.1.         Piggyback Rights..........................................................................  7
         3.2.         Demand Registration.......................................................................  8
         3.3.         Other Registration-Related Matters........................................................  8
         3.4.         Indemnification........................................................................... 11

IV.  MISCELLANEOUS.............................................................................................. 13
         4.1.         Additional Securities Subject to Agreement................................................ 13
         4.2.         Termination............................................................................... 13
         4.3.         Notices................................................................................... 13
         4.4.         Further Assurances........................................................................ 13
         4.5.         Non-Assignability......................................................................... 13
         4.6.         Amendment; Waiver......................................................................... 14
         4.7.         Third Parties............................................................................. 14
         4.8.         Governing Law............................................................................. 14
         4.9.         Specific Performance...................................................................... 14
         4.10.        Entire Agreement.......................................................................... 14
         4.11.        Titles and Headings....................................................................... 14
         4.12.        Severability.............................................................................. 14
         4.13.        Counterparts.............................................................................. 14
         4.14.        Reporting Requirements.................................................................... 14
         4.15.        Representations........................................................................... 15
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                                         i

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                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT, dated as of April 1, 1998 (this "Agreement"), among Corning Consumer Products Company, a Delaware corporation (the "Company"), CCPC Acquisition Corp. ("Borden"), and Corning Incorporated ("Corning").

                                    RECITALS:

                  A. The Company, Borden, Borden, Inc., a New Jersey corporation, and Corning are parties to a Recapitalization Agreement, dated as of March 2, 1998 (the "Recapitalization Agreement"), pursuant to which, among other things, the Company was recapitalized (the "Recapitalization");

                  B. Immediately following the Recapitalization, Borden held 22,080,000 shares of Common Stock and Corning held 1,920,000 shares of Common Stock; and

                  C. The parties hereto wish to provide for certain matters relating to their respective holdings of Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                             I. INTRODUCTORY MATTERS

                  1.1. Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, that (i) officers, directors or employees of the Company will not be deemed to be Affiliates of a stockholder of the Company for purposes hereof solely by reason of being officers, directors or employees of the Company, and (ii) the Corning Glass Museum and the Corning Foundation will be deemed to be Affiliates of Corning.

                  "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Assumption Agreement" means a writing reasonably satisfactory in form and substance to Borden whereby a Transferee of shares of Common Stock becomes a party to, and agrees to be bound by, to the same extent as its transferor by the terms of, this Agreement.

                  "Board" means the Board of Directors of the Company.


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                  "Business Day" means a day other than a Saturday, Sunday,
         federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Common Stock" means the shares of common stock, no par value per share, of the Company.

                  "IPO" means the completion of an initial Public Offering and the sale to the public of Common Stock by the Company.

                  "Permitted Transferees" means any Person to whom shares of Common Stock are Transferred in a Transfer in accordance with Sections
         2.2 or 2.3 or otherwise not in violation of this Agreement and who is required to, and does, enter into an Assumption Agreement, and includes any Person to whom a Permitted Transferee of Corning (or a Permitted Transferee of a Permitted Transferee) so further Transfers shares of Common Stock and who is required to, and does, become bound by the terms of this Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

                  "Public Offering" means the sale of shares of any class of the Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

                  "Registrable Securities" means (i) any Common Stock held by Corning immediately following the Recapitalization, (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued
         as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Stock, and (iii) any Common Stock issued by way of a stock split of the Common Stock referred to in clauses (i) or (ii) or this clause (iii). For purposes of this Agreement, any Registrable Securities will cease to be Registrable Securities when (A) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (B) all Registrable Securities may be offered and sold pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act in a single transaction or series of transactions over a 90-day period, (C) such Registrable Securities are sold by a person in a transaction in which rights under the provisions of this Agreement are not assigned in accordance with this Agreement, or (D) such Registrable Securities cease to be outstanding.

                  "Registration Expenses" means any and all expenses incident to the performance by the Company of its obligations under Sections 3.1 or 3.2, including without limitation (i) all SEC, stock exchange, National Association of Securities Dealers, Inc. and other comparable regulatory agencies, registration and filing fees, (ii) all fees and expenses of the Company in complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky

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         qualifications), (iii) all printing, messenger and delivery expenses of the Company, (iv) the fees and disbursements of counsel for the Company and of its independent accountants, including without limitation the expenses of any "cold comfort" letters required by or incident to such performance and compliance, and (v) fees and disbursements customarily paid by issuers of securities (but not underwriters' or sales agents' discounts or similar compensation).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Stockholders" means each of the holders of Common
         Stock.

                  "Transfer" means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting or transfer by operation of law.

                  1.2. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) "or" is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and
(c) the words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

                                  II. TRANSFERS

                  2.1. Limitations on Transfer. (a) Prior to the IPO, Corning and its Permitted Transferees may not Transfer any shares of Common Stock other than (i) in connection with a Public Offering effected in accordance with
Section 3.1(a), (ii) in accordance with Sections 2.3, 2.4, or 2.5 or (iii) in accordance with Section 2.2.

                  (b) In the event of any purported Transfer by Corning or any of its Permitted Transferees of any shares of Common Stock in violation of the provisions of this Agreement, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer.

                  (c) Each certificate representing shares of Common Stock issued to Corning or any of its Permitted Transferees will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY, CCPC

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         ACQUISITION CORP. AND CORNING INCORPORATED, A COPY OF WHICH IS ON FILE
         WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT.

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

The Legend will be removed by the Company by the delivery of substitute certificates without such Legend in the event of (i) a Transfer permitted by this Agreement and in which the Transferee is not required to enter into an Assumption Agreement or (ii) the termination of Article II pursuant to the terms hereof, provided however, that the second paragraph of Legend will only be removed if at such time it is no longer required for purposes of applicable securities laws.

                  2.2. Right of First Refusal. (a) Each of Corning and its Permitted Transferees agrees that, if such Stockholder (the "Offeree") receives a bona fide offer (a "Transfer Offer") to purchase all or any portion of the Common Stock (the "Transfer Stock") then owned by such Offeree from any Person (the "Offeror") other than an affiliate of such Offeree which such Offeree wishes to accept, such Offeree shall cause the Transfer Offer to be reduced to writing and shall provide a written notice (the "Transfer Notice") of such Transfer Offer to the Company and Borden; provided that, there shall not be more than four Permitted Transferees pursuant to this Section 2.2. The Transfer Notice shall also contain an irrevocable offer to sell the Transfer Stock to the Company and, if the Company shall decline to accept such offer, Borden (in the manner set forth below) at a price equal to the price contained in, and upon substantially the same terms and conditions as the terms and conditions contained in, the Transfer Offer and shall be accompanied by a true and complete copy of the Transfer Offer (which shall identify the Offeror, the Transfer Stock, the price contained in the Transfer Offer and the other material terms and conditions of the Transfer Offer). At any time within 30 days after the date of the receipt by the Company and Borden of the Transfer Notice, the Company shall have the option to exercise its right to purchase (or assign its right to one of its subsidiaries) or, if the Company and its subsidiaries shall decline to exercise such option, Borden shall have the right to exercise such option to purchase (or assign its right to any party) all of the Common Stock covered by the Transfer Offer at the same price and on such substantially the same terms and conditions as the Transfer Offer. If such election is made, within 60 days after the date of the receipt by the Company and Borden of the Transfer Notice, the Company or Borden or one of their aforementioned assignees shall deliver a certified bank check or checks in the appropriate amount to such Offeree against delivery of certificates or other instruments representing the Common Stock so purchased, appropriately endorsed by such Offeree. If the Company or Borden or one of their aforementioned assignees has not given notice of its intention to exercise such right to purchase within such 30 day period or has not tendered the purchase price for such Common Stock in the manner set forth above within such 60 day period, such Offeree shall

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be free for a period of 90 days from the end of such 30 day or 60 day period, as the case may be, to transfer the Transfer Stock to the Offeror on terms which are no more favorable in any material respect to the transferee than the terms and conditions set forth in the Transfer Notice. If for any reason such Offeree does not transfer the Transfer Stock to the Offeror on such terms and conditions or if such Offeree wishes to sell the Transfer Stock on terms which are more favorable in any material respect to the transferee than those set forth in the Transfer Notice, the provisions of this Section 2.2 shall again be applicable to the Transfer Stock.

                  (b) The closing of the purchase of the Transfer Stock upon exercise of the option pursuant to Section 2.2(a) shall take place at the principal office of the Company on a date specified by the buyer no later than the last day of the 60 day period after the giving of the Transfer Notice.

                  2.3. Transfers to Affiliates. Corning and its Permitted Transferees may Transfer any or all of the shares of Common Stock held by any of them to any of their respective Affiliates who duly executes and delivers an Assumption Agreement, provided that in connection therewith the Company has been furnished with an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.

                  2.4. Tag-Along Rights. (a) So long as this Agreement remains in effect, with respect to any proposed Transfer by Borden of shares of Common Stock to any Person not an Affiliate of Borden, other than in a Public Offering, whether pursuant to a stock sale, a tender or exchange offer or a similar transaction (any such transaction, a "Borden Sale"), Borden will have the obligation, and each of Corning and its Permitted Transferees will have the right, to require the proposed Transferee or acquiring Person to purchase from each of Corning and its Permitted Transferees who exercises its rights under
Section 2.4(b) (a "Tagging Stockholder") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by such Tagging Stockholder by (B) the aggregate number of shares of Common Stock owned by Borden, the Tagging Stockholder and any other Stockholder entitled to participate in such transaction, and (ii) the total number of shares of Common Stock proposed to be directly or indirectly Transferred to the Transferee or acquiring Person in the contemplated Borden Sale (a "Proposed Transferee"), at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to Borden; provided, that in order to be entitled to exercise its right to sell shares of Common Stock to the Proposed Transferee pursuant to this Section 2.4, each Tagging Stockholder must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as Borden agrees to make in connection with the proposed Borden Sale; and provided, further, that no Tagging Stockholder shall be required to make representations, warranties or covenants or provide indemnification with respect to any matter other than its ownership of the shares of Common Stock to be transferred, its ability to transfer such shares free and clear of all encumbrances and its authority and due authorization to transfer such shares. Each Tagging Stockholder will be responsible for its proportionate share of the costs incurred in connection with the Borden Sale to the extent not paid or reimbursed by the Company or the Proposed Transferee.

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                  (b) Borden will give notice to each Tagging Stockholder of each proposed Borden Sale at least twenty Business Days prior to the proposed consummation of such Borden Sale, setting forth the number of shares of Common Stock proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, Borden will provide such information, to the extent reasonably available to Borden, relating to such consideration as the Tagging Stockholder may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee, and a representation that the Proposed Transferee has been informed of the tag-along rights provided for in this Section 2.4. Borden will deliver or cause to be delivered to each Tagging Stockholder copies of all transaction documents relating to the proposed Borden Sale as the same become available. The tag-along rights provided by this Section
2.4 must be exercised by each Tagging Stockholder within five Business Days following receipt of the notice required by the preceding sentence by delivery of a written notice to Borden indicating the desire of such Tagging Stockholder to exercise its, her or his rights and specifying the number of shares of Common Stock it, she or he desires to sell. The Tagging Stockholder will be entitled under this Section 2.4 to Transfer to the Proposed Transferee the number of shares of Common Stock calculated in accordance with Section 2.4(a).

                  (c) If any Tagging Stockholder exercises his, her or its rights under Section 2.4(a), the closing of the purchase of the Common Stock with respect to which such rights have been exercised will take place concurrently with the closing of the sale of Borden's Common Stock to the Proposed Transferee.

                  2.5. Drag-Along Rights. (a) So long as this Agreement remains in effect, if Borden receives an offer from a Person other than an Affiliate of Borden (a "Third Party") to purchase (other than in a Public Offering) at least a majority of the shares of Common Stock then outstanding and such offer is accepted by Borden, then each of Corning and its Permitted Transferees hereby agrees that, if requested by Borden, it will Transfer to such Third Party on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to Borden, the number of shares of Common Stock equal to the number of shares of Common Stock owned by it multiplied by the percentage of the then outstanding shares of Common Stock to which the Third Party offer is applicable.

                  (b) Borden will give notice (the "Drag-Along Notice") to each of Corning and its Permitted Transferees of any proposed Transfer giving rise to the rights of Borden set forth in Section 2.5(a) as soon as practicable following Borden's acceptance of the offer referred to in Section 2.5(a). The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name of the proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, Borden will provide such information, to the extent reasonably available to Borden, relating to such consideration as Corning and its Permitted Transferees may reasonably request in order to evaluate such non-cash consideration), the number of shares of Common Stock sought and the other terms and conditions of the offer; provided that none of Corning or any Permitted Transferee shall be obligated to accept pursuant to this Section 2.5 any consideration other than cash, cash equivalents, marketable securities, securities with registration rights similar to those contemplated in
Section 3.1 or securities which may be Transferred pursuant to Rules 144 or

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145 (or any successor rules) under the Securities Act. Borden will notify
Corning and its Permitted Transferees at least ten Business Days in advance of entering into a definitive agreement in connection with such offer. In any such agreement, Corning and its Permitted Transferees will be required (i) to make or agree to the same representations, warranties and indemnities as Borden so long as they are made severally and not jointly (provided that Corning and its Permitted Transferees will not be required to make representations, warranties or covenants or provide indemnification with respect to any matter other than their respective ownership of the shares of Common Stock to be transferred, their respective ability to transfer such shares free and clear of all encumbrances and their respective authority and due authorization to transfer such shares), and (ii) to pay their proportionate share of the costs incurred in connection with such Borden Sale to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person. If the Transfer referred to in the Drag-Along Notice is not consummated within 90 days from the date of the Drag-Along Notice, Borden must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.5 with respect to such Transfer or any other Transfer.

                            III. REGISTRATION RIGHTS

                  3.1. Piggyback Rights. (a) Each time the Company is planning to file a registration statement under the Securities Act in connection with the sale of Common Stock by (i) the Company (other than in connection with an IPO or a registration statement on Forms S-4 or S-8 or any similar or successor form) or (ii) Borden (the Company or Borden in such case, the "Initiating Party"), the Company will give prompt written notice thereof to Corning and its Permitted Transferees at least 15 Business Days prior to the anticipated filing date of such registration statement. Upon the written request of Corning and any Permitted Transferee made within 10 Business Days after the receipt of any such notice from the Company, which request will specify the Registrable Securities (such securities, together with any other shares of Common Stock requested to be included in such registration statement by any other Person pursuant to similar registration rights, the "Piggy-Back Shares") intended to be disposed of by Corning or such Permitted Transferee in such offering, the Company will use reasonable efforts to effect the registration under the Securities Act of all Piggy-Back Shares which the Company has been so requested to register by Corning or such Permitted Transferee to the extent required to permit the disposition of the Piggy-Back Shares to be registered; provided, that (x) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, any Initiating Party determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each holder of Piggy-Back Shares and thereupon will be relieved of its obligation to register any Piggy-Back Shares in connection with such registration, and (y) if such registration involves an underwritten offering, each such holder must sell its shares to the underwriters on the same terms and conditions as apply to the Initiating Parties.

                  (b) If a registration pursuant to this Section 3.1 involves an underwritten offering and the managing underwriter or underwriters advise the Company in writing that, in their opinion, (i) the number of securities which the Initiating Party intends to include in such registration, together with the Piggy-Back Shares, exceeds the largest number of such securities which can be sold in such offering without having an adverse effect on such offering (including, but not limited to, the price at which such securities can be sold) or (ii) the inclusion of the Piggy-Back Shares in such registration would have an adverse effect on

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such offering, then the Company will include in such registration (A) first,
100% of the securities proposed to be sold by the Company and (B) second, to the extent that the number of securities requested to be included in such registration can, in the opinion of such managing underwriter, be sold without having the adverse effect referred to above, the number of securities which Borden and the holders of Piggy-Back Shares have requested to be included in such registration, such amount to be allocated pro rata among Borden and all such holders on the basis of the relative number of securities then held by Borden and each such holder (provided that any securities thereby allocated to Borden or any such holder that exceed the request of Borden or such holder will be reallocated among Borden and the remaining requesting holders in like manner).

                  3.2. Demand Registration. From and after 180 days following the completion of the IPO, Corning and/or any Permitted Transferee (the "Requesting Holders") may request in a written notice (the "Request") that the Company effect the registration under the Securities Act of all or any part of the Registrable Securities owned by the Requesting Holders if at such time such Registrable Securities represent more than 5% of the outstanding Common Stock; provided that if such shares represent less than 5% of the outstanding Common Stock solely because of issuances of additional shares of Common Stock following the date hereof, the Company shall be required to register all the Registrable Securities then owned by the Requesting Holders if at such time such Registrable Securities represent more than 3% of the outstanding Common Stock. Following the receipt of the Request, the Company will, as expeditiously as practicable, use reasonable efforts to effect the registration under the Securities Act of any or all Registrable Securities of the Requesting Holders as are specified in the Request and will cause such registration statement to remain effective for a period of not less than 180 days; provided, however, that the Company will not be required to effect more than one registration pursuant to this Section 3.2. The Company will select the managing underwriter of any underwritten offering effected under this Section 3.2, which will be reasonably acceptable to the Requesting Holders.

                  3.3. Other Registration-Related Matters. (a) If the Board determines that the registration and distribution of Registrable Securities (A) could impede, delay or interfere with any pending material financing, acquisition, corporate reorganization or other significant transaction involving the Company or (B) could require disclosure of non-public material information, the disclosure of which could adversely affect the Company, the Company will promptly give the Requesting Holders written notice of such determination and will be entitled to postpone the filing or effectiveness of a registration statement for a reasonable period of time not to exceed 180 calendar days in any calendar year (a "Section 3.3(a) Period"); provided, however, that in connection therewith the Company will be required to deliver to the Requesting Holders a general statement, signed by the chief financial officer of the Company, describing in reasonable detail the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company will promptly notify the Requesting Holders of the expiration or earlier termination of a
Section 3.3(a) Period.

                  (b) The Company may require any Person that is selling shares of Common Stock in a Public Offering pursuant to Sections 3.1 or 3.2 (each a "Holder") to furnish to the Company in writing such information regarding such Person and the distribution of the shares of Common Stock which are included in a Public Offering as may from time to time reasonably be requested in writing in order to comply with the Securities Act.

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                  (c) The Company will pay all Registration Expenses in
connection with each registration or proposed registration of Registrable Securities pursuant to Sections 3.1 or 3.2. Notwithstanding the foregoing, (y) the fees or expenses of counsel to the Holders or of any other expert hired directly by the Holders will be the sole responsibility of the Holders and (z) the Holders will be responsible for their respective pro rata shares (determined by reference to the number of shares included in the applicable registration) of all underwriting discounts and commissions and transfer taxes.

                  (d) No later than ten days before the first filing of a registration statement pursuant to Section 3.2 and before filing any other registration statement or prospectus, or any amendments or supplements thereto, in connection with any registration or proposed registration of Registrable Securities pursuant to Sections 3.1 or 3.2, the Company will furnish to counsel of the Holders copies of all documents proposed to be filed.

                  (e) The Company will furnish to each Holder such number of copies of the applicable registration statement and of each amendment or supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities by such Holder.

                  (f) The Company will use reasonable efforts to register or qualify Registrable Securities covered by a registration statement under such other securities or blue sky laws of such jurisdictions as each Holder reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.3(f), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (g) The Company will use reasonable efforts to cause the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder thereof to consummate the disposition thereof.

                  (h) The Company will notify each Holder of Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act promptly after the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances than existing.

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


                  (i) The Company will enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of securities covered by a registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                  (j) The Company will make available for inspection by any Holder of Registrable Securities covered by a registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

                  (k) The Company will obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of a majority of the securities covered by the registration statement reasonably requests.

                  (l) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(h), such Holder will forthwith discontinue disposition of securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the amended or supplemented prospectus contemplated by Section 3.3(h) and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the period for which the Company will be required to keep the registration statement effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(h) to and including the date when each Holder has received the copies of the supplemented or amended prospectus contemplated by Section 3.3(h).

                  (m) Each Holder will, in connection with an offering of the Company's securities, upon the request of the Company or of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of Registrable Securities (other than those included in the registration or in a private sale to a third party that is otherwise in accordance with the terms of this Agreement if such third party agrees to be bound by this Agreement, including this clause (m)) without the prior written consent of the managing underwriter for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

                  3.4. Indemnification. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Sections 3.1 or 3.2, the Company hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 3.4 with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such securities by such Holder.

                  (b) Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Sections 3.1 or 3.2, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and will survive the Transfer of such securities by such Holder.

                  (c) Notices of Claims. Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.4(a) or 3.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified party's reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party will not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Other Indemnification. Indemnification similar to that specified in this Section 3.4 (with appropriate modifications) will be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                  (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 3.4 for any reason other than as expressly specified therein, the parties required to provide to indemnification by the terms thereof will contribute to liabilities and expenses of the indemnified party except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, consideration will be given to the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances.

                  (f) Non-Exclusivity. The obligations of the parties under this
Section 3.4 will be in addition to any liability which any party may otherwise have to any other party.

                                IV. MISCELLANEOUS

                  4.1. Additional Securities Subject to Agreement. Each of Corning and its Permitted Transferees agrees that any other equity securities of the Company which it hereafter acquires by means of a stock split, stock dividend, or distribution will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

                  4.2. Termination. The provisions of this Agreement specified below will terminate and be of no further force and effect (other than with respect to prior breaches) as follows: (i) with respect to Sections 2.1, 2.2, 2.3, 2.4, 2.5, and 4.14 upon completion of an IPO; (ii) with respect to Sections 3.1, 3.2 and 3.3, at such time as Corning owns no Registrable Securities; (iii) with respect to Section 3.4, upon the expiration of the applicable statutes of limitations; and (iv) with respect to all other Sections of this Agreement, at such time as all Sections of this Agreement other than such other Sections have terminated.

                  4.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth in Section 11.02 of the Recapitalization Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.3).

                  4.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.

                  4.5. Non-Assignability. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; provided, however, that Borden may assign or delegate its rights hereunder to any Affiliate of Borden so long as such Affiliate executes and delivers to the Company an Assumption Agreement satisfactory to the Company.

                  4.6. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

                  4.7. Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

                  4.8. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  4.9. Specific Performance. Without limiting or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

                  4.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.

                  4.11. Titles and Headings. The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

                  4.12. Severability. If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement will not be affected and will remain in full force and effect.

                  4.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

                  4.14. Reporting Requirements. (a) So long as the Company is not subject to the reporting requirements under Section 12 or 15 of the Securities Exchange Act of 1934, as amended, as promptly as practicable, but in no event later than 90 days after the end of each fiscal year ending after the date hereof or 30 days after the end of each fiscal quarter ending after the date hereof, as the case may be, the Company shall furnish to Corning true and correct copies of (i) in the case of any such fiscal year, the audited consolidated balance sheets and the related audited consolidated statements of income and cash flows of the Company and its subsidiaries as of the last day of and for the fiscal year then ended, together with the accompanying report of the Company's auditors thereon, and (ii) to the extent available, in the case of each fiscal quarter, the unaudited consolidated balance sheets and related unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the fiscal quarter then ended, which financial statements shall be prepared in accordance with United States generally accepted accounting principles (in each case, together with any notes relating thereto).

                  (b) In the event that the Company is not preparing financial statements described in clause (ii) of paragraph (a) above, then as promptly as practicable, the Company will deliver to Corning true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared by the Company or any subsidiary thereof relating to the business or operations of the Company or any subsidiary thereof.

                  (c) Corning agrees to keep confidential all nonpublic information made available to Corning pursuant to this Section 4.14; provided, however, that Corning will not be required to maintain as confidential any such information that (a) becomes generally available to the public other than as a result of a disclosure by Corning or (b) is required to be disclosed pursuant to the terms of a valid subpoena or order by governmental authority or other legal requirement.

                  4.15. Representations. Each of the parties hereto represents that this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with the terms of this Agreement.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                                               CORNING CONSUMER PRODUCTS COMPANY


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                               CCPC ACQUISITION CORP.


                                               By:
                                                  -----------------------------
                                                   Name:
                                                   Title:


                                               CORNING INCORPORATED


                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title: